EXHIBIT 10.14
                              EMPLOYMENT AGREEMENT

     Upon execution by both parties hereto, this instrument shall serve as an Employment Agreement whereby BILL W. WAYCASTER (hereinafter referred to as "Employee") shall be employed by TEXAS OLEFINS COMPANY and TEXAS PETROCHEMICALS CORPORATION (hereinafter referred to as "TOC/TPC") under the following terms and conditions:

1. POSITION.

     At the initial time of employment, the Employee shall be elected as President and a Director of TOC/TPC. Upon completion of a corporate assimilation period of no less than four months, but not to exceed twelve months, the Employee will be elected President and Chief Executive Officer (CEO) of TOC/TPC.

     While in the capacity of President only, the Employee will report to the Chairman of the Board of TOC/TPC and shall perform such duties as assigned. While in the position of President and CEO, the Employee shall report to the Executive Committee and shall be responsible for all day-to-day operations of TOC/TPC, including, but not limited to, procurement, manufacturing, marketing, and development. As CEO, the Employee shall also assist the Executive Committee in the areas of planning and corporate expansion and shall perform such additional duties as assigned by the Executive Committee.

     The Employee shall devote his full time, attention, and energies to the business of TOC/TPC and its affiliates and shall not, during the Term hereof, engage in any other business activities, directly or indirectly, whether or not such business activities are pursued for gain, profit, or other pecuniary advantage. The Employee shall be permitted to make passive investments which do not contravene the provisions of the Non-Competition Agreement between Employee and TOC/TPC dated the date of this Agreement.

2.  TERM.

     The Term of this Agreement ("Term") shall commence on the date of initial employment and, unless sooner terminated pursuant to paragraph 5, shall terminate and expire five (5) years from date of this Agreement, unless extended as mutually agreed upon by TOC/TPC and Employee.

3.  COMPENSATION.

     As full compensation for his services under this Agreement, the Employee shall be entitled to receive a base salary and additional compensation, as follows:

     a) During the term of this Agreement, Employee shall receive a base salary at the annual rate of TWO-HUNDRED AND FORTY THOUSAND & NO/100 ($240,000.00) DOLLARS, payable semi-monthly.

     b) Employee shall be entitled to a minimum cash bonus equal to $240,000.00 per year, payable quarterly, in the amount of $60,000 per quarter.

     c) All payments made pursuant to this paragraph 3 will be made net of such deductions as are required to be withheld by applicable law or regulations.

     d) If the Employee: (i) retires with TOC/TPC's consent; (ii) is totally disabled (as hereinafter defined); or (iii) dies during the term hereof, TOC/TPC shall continue to pay him his base salary semi-monthly and his bonus quarterly, as hereinabove set forth for the remaining Term of this Agreement, or to his estate if he dies, in the same manner as set forth herein.

     e) As used in this Agreement, "disability" or "totally disabled" shall mean the physical or mental incapacity of the Employee for any consecutive ninety (90) day period or any aggregate period of one-hundred twenty (120) days in any twelve (12) month period, of such a nature that the Employee shall be unable to perform a substantial portion of his duties as an Executive Employee of TOC/TPC.

4.  EXPENSES; BENEFITS.

     TOC/TPC shall reimburse the Employee for all reasonable expenses properly incurred by him in connection with the performance of his duties as an Employee. The Employee shall also be entitled to associated appropriate benefits compatible with his position.
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5.  TERMINATION.

     a) TOC/TPC shall have the right to terminate this Agreement for cause upon TOC/TPC's giving ten (10) days prior written notice. As used in this Agreement, "cause" shall mean the Employee's engagement in gross or persistent misconduct; the commission of any act of disloyalty, dishonesty, or breach of trust which would be injurious to TOC or any of its affiliates; the conviction of a crime involving moral turpitude, or the material breach of this Agreement or of the Non-Competition Agreement. Misconduct shall be considered persistent if such misconduct continues for more than ten (10) days after written notice thereof is given, or if such misconduct shall re-occur after written notice thereof is given.

     b) TOC/TPC shall have no liabilities or obligations to the Employee in the event that this Agreement is terminated by the Employee for any reason or if this Agreement is terminated pursuant to subparagraph a), above, except that the Employee (or his estate) shall be entitled to receive his full compensation under paragraph 3, a) and b), and any fringe benefits and unreimbursed expenses under paragraph 4), which have accrued until the date of termination (less the amount of any disability payments received by him under any disability insurance coverage provided by TOC/TPC to its employees).

     c) Except for payments, as set forth herein, TOC/TPC shall have no liabilities or obligations whatsoever to the Employee as a result of any termination.

6. LIQUIDATED DAMAGES.

     TOC/TPC reserves the right, in its sole discretion, to terminate the Employee's employment under this Agreement without cause, provided it pays the Employee the "liquidated damages" as hereinafter set forth. It is anticipated and acknowledged by TOC/TPC and the Employee that if TOC/TPC should terminate the Employee's employment without cause, the Employee will sustain actual damages, the amount of which is indefinite, uncertain, and difficult to determine. In order to avoid dispute as to the amount of such damages and the mutual expenses and inconvenience such a dispute would entail, TOC/TPC and the Employee do hereby agree and stipulate that, in the event TOC/TPC terminates the Employee's employment without cause, at any time prior to the end of the Term of this Agreement, then, in such event,TOC/TPC will pay the Employee as agreed liquidated damages the amount of the sum of: (i) a base salary portion of $1,200,000.00, less any base salary previously paid under this Agreement, payable at the rate of $20,000.00 per month; plus (ii) a bonus portion of $1,200,000.00, less any bonus previously paid under this Agreement, payable at the rate of $60,000.00 per quarter. Said liquidated damages shall be paid, beginning with the first month of termination and continuing monthly and quarterly, as the case may be, thereafter until paid in full. TOC/TPC and the Employee do hereby stipulate and agree that such amount is their mutually agreed, best, fair, and reasonable estimate of the actual damages that the Employee will sustain in the event of such termination, based upon the facts and circumstances of the parties.

7.  NON-COMPETE; CONFIDENTIAL INFORMATION.

     In consideration of the Employee's covenants contained in this Agreement, TOC/TCP agree to pay to Employee, simultaneously with the execution and delivery of this Agreement ONE THOUSAND & NO/100 ($1,000.00) DOLLARS (U.S.), as independent consideration and not part of his compensation as herein set forth. For a period of two (2) years from the last day the Employee receives compensation pursuant to this Agreement, the Employee shall not, directly or indirectly, through an affiliate or otherwise: (i) engage or be interested (whether as owner, partner, lender, consultant, employee, agent, supplier, distributor, or otherwise) in any business, activity, or enterprise which competes with any aspect of the businesses currently being conducted by TOC or TPC or conducted by TOC or TPC at any time during the Term (including, without limitation, the purchase and sale of, or the trading in any commodities currently purchased, sold, or traded by TOC or TPC), or in any business or enterprise that, on the date the Employee ceases to be employed by TOC/TPC, is a customer or supplier of TOC or TPC; (ii) employ, or otherwise engage, or offer to employ or otherwise engage, any person who is then (or was at any time within one year prior to the time of such employment, engagement, or offer of employment or engagement) an employee, sales representative, or agent of TOC or TPC, except with the prior approval of the Board of Directors of TOC; (iii) solicit any business from any person or entity that has been a customer or supplier of TOC or TPC, or induce or influence any customer, supplier, or other person that has a business relationship with TOC/TPC or TOC to discontinue or reduce the extent of such relationship; or (iv) use or divulge any trade secrets, customer, or supplier lists, pricing information, marketing arrangements, or strategies, business plans, internal performance statistics, training manuals or other information concerning TOC or TPC that is competitively sensitive or confidential. For purposes of this Agreement, an "affiliate" shall mean, with respect to TOC or TPC, any individual, corporation, partnership, joint venture, trust, foundation, association, unincorporated organization, or other entity or group which, directly or indirectly, is controlled by, controls, or is under common control with, TOC or TPC.

8.  ASSIGNMENT

     This Agreement is not assignable by either party, except that TOC/TPC may assign this Agreement to a purchaser of or successor to TOC/TPC, in which case this Agreement shall be binding upon such successor or assign.

9.  ENTIRE AGREEMENT; AMENDMENTS; WAIVERS.

     This Agreement, together with the Stock Option Agreement, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior negotiations, understandings, and agreements. This Agreement may not be amended, supplemented, or otherwise modified except by mutual written consent of both parties. No waiver by either party of any of the provisions of this Agreement shall be effective unless set forth in writing and executed by the party so waiving. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

10.  GOVERNING LAW.

     This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Texas without reference to its conflicts of law principles.

                                BILL W. WAYCASTER
                                BILL W. WAYCASTER
                          Address: 11823, Parkriver Dr.
                                Houston, TX 77070
                                   "Employee"
                            TEXAS OLEFINS COMPANY and
                        TEXAS PETROCHEMICALS CORPORATION

ATTEST:

                                By: DAVE C. SWALM
                                    Dave C. Swalm
                                    Chairman and CEO

LANELL COOKE
Secretary

                                                             "TOC/TPC"

                           NON-COMPETITION AGREEMENT

                                 APRIL 1, 1992

     THE PARTIES TO THIS AGREEMENT are BILL W. WAYCASTER ("Non-Competing Party"), TEXAS OLEFINS COMPANY, a Texas corporation ("TOC") and TEXAS PETROCHEMICALS CORPORATION, a Texas corporation ("TPC").

     By virtue of the Non-Competing Party's employment with TOC/TPC (TOC and TPC and their respective subsidiaries being collectively referred to as "Companies"), the Non-Competing Party will have access to, and become familiar with, certain confidential information, including the customers and suppliers of the Companies, the communication of which to third parties would irrevocably injure the business of the Companies, and, consequently, it is a condition to entering into an Employment Agreement and Stock Option Agreement that Non-Competing Party enter into this Agreement restricting his participation in any business which competes with the business of the Companies, on the terms and conditions set forth herein.

     It is, therefore, agreed as follows:

     1. PAYMENT BY THE COMPANIES.

     In consideration of Non-Competing Party's covenants contained in this Agreement, the Companies agree to pay to Non-Competing Party, simultaneously with the execution and delivery of this agreement, ONE THOUSAND & NO/100 ($1,000.00) DOLLARS (U.S.).

2.  NON-COMPETE.

     For a period of three (3) years from the last day the Non-Competing Party receives compensation from the Companies, Non-Competing Party shall not, directly or indirectly, through an affiliate or otherwise: (i) engage or be interested (whether as owner, partner, lender, consultant, employee, agent, supplier, distributor, or otherwise) in any business, activity, or enterprise which competes with any aspect of the businesses currently being conducted by any of the Companies (including, without limitation, the purchase and sale of, or the trading in, any commodities currently purchased, sold, or traded by the Companies or in any business or enterprise that, on the date of this Agreement, is a customer or supplier of any of the Companies; (ii) employ, or otherwise engage, or offer to employ or otherwise engage (except with the prior consent of TOC approved by the Board of Directors of TOC) any person who is then (or was at any time within one year prior to the time of such employment, engagement, or offer of employment or engagement) an employee, sales representative, or agent of any of the Companies; or (iii) solicit any business from any person or entity that has been a customer or supplier of any of the Companies, or induce or influence any customer, supplier, or other person that has a business relationship with any of the Companies to discontinue or reduce the extent of such relationship. For purposes of this Agreement, an "affiliate" shall mean, with respect to any party, any individual, corporation, partnership, joint venture, trust, foundation, association, unincorporated organization, or other entity or group which, directly or indirectly, is controlled by, controls, or is under common control with, such party.

     3. CONFIDENTIALITY.

     Non-Competing Party shall not use or divulge any trade secrets, customer or supplier lists, pricing information, marketing arrangements or strategies, business plans, internal performance statistics, training manuals, or other information concerning the Companies that is competitively sensitive or confidential, except to the extent such information or data is, or becomes by action of others, published or otherwise in the public domain.

     4. PARTIES IN INTEREST.

     This Agreement shall be binding upon, and is solely for the benefit of, the parties hereto and TOC's and TPC's successors and assigns, respectively, and nothing expressed or implied herein is intended or shall be construed to confer upon any person other than the parties hereto or TOC's or TPC's successors and assigns, respectively, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     5. ENTIRE AGREEMENT; AMENDMENTS; WAIVERS.

     This Agreement is the entire agreement of the parties with respect to the subject matter hereof. The provisions of this Agreement are in addition to an independent of any agreements or covenants contained in any employment, consulting, or other agreement between either TOC or TPC and Non-Competing Party. This Agreement may not be amended, supplemented, or otherwise modified, except upon the execution and delivery of a written agreement executed by the parties hereto. No waiver by any party of any of the provisions hereof shall be effective unless set forth in writing and executed by the party so waiving. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

6.  GOVERNING LAW.

     This Agreement is being made and delivered and is intended to be performed in the State of Texas and shall be governed by, and construed, enforced, and interpreted in accordance with, the internal laws of the State of Texas, without reference to its conflicts of law principles.

7.  COUNTERPARTS.

     This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute a single agreement.

8.  EFFECT OF HEADINGS.

     The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.  SPECIFIC PERFORMANCE.

     The parties acknowledge that there may be no adequate remedy at law and that money damages may not be an adequate remedy for a breach, actual or threatened, of this Agreement. Therefore, the parties agree that each of them shall have the right, in addition to other rights they may have, to injunctive relief and specific performance of this Agreement in the event of any breach hereof, actual or threatened, by the other. The remedy set forth in the preceding two sentences is cumulative and shall in no way limit any other remedy any party hereto has at law, in equity, or pursuant hereto.

10.  SEVERABILITY.

     If any provision contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void, and of no effect, but, to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Agreement to provide for a covenant having the maximum enforceable time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

11.  ATTORNEY'S FEES.

     Should any litigation be commenced between the parties to this Agreement, arising out of this Agreement, the party prevailing in such litigation shall be entitled to recover from the defaulting party, in addition to such other relief as may be granted, a reasonable sum as and for its attorney's fees in such litigation, which such shall be determined by the Court in litigation or in a separate action brought for that purpose.

12.  INTERPRETATION.

     It is acknowledged by the parties that this Agreement has undergone several drafts with the negotiated suggestions by the parties hereto; and, therefore, no presumption shall arise favoring any party by virtue of the authorship of any of its provisions.

                                BILL W. WAYCASTER
                                BILL W. WAYCASTER
                             Address: 11322 Bassdale
                                Houston, TX 77070
                              "Non-Competing Party"

TEXAS OLEFINS COMPANY and
TEXAS PETROCHEMICALS CORPORATION

By: DAVE C. SWALM
Dave C. Swalm
Chairman of the Board
"TOC" "TPC"

Attest:

LANELL COOKE
Secretary

                          EMPLOYEE AGREEMENT AMENDMENT

     The EMPLOYMENT AGREEMENT, dated as of April 1, 1992, between BILL W. WAYCASTER (Employee) and TEXAS PETROCHEMICALS CORPORATION (TOC/TPC) is hereby amended, effective as of June 1, 1993, as follows:

     1. Section 3, (a), is hereby amended as follows:

     Commencing June 1, 1993, and for the remaining term of this Agreement, Employee shall receive a base salary of $300,000.00 per fiscal year, payable semi-monthly.

     2. Section 3, (b), is hereby amended as follows:

     Commencing June 1, 1993, and for the remaining term of this Agreement, Employee shall receive a minimum cash bonus of $300,000.00 per fiscal year, payable quarterly.

     3. Except as herein amended, all other terms and provisions of the Employment Agreement shall remain unchanged.

     4. In the event of any conflict between the Employment Agreement and this Amendment No. 1 thereto, the terms and provisions of this Amendment shall govern and control.

     IN WITNESS WHEREOF, the parties have executed this Amendment as of June 1, 1993.

BILL W. WAYCASTER
BILL W. WAYCASTER
11823 Parkriver Drive
Houston, TX 77070

"Employee"

TEXAS OLEFINS COMPANY and
TEXAS PETROCHEMICALS CORPORATION

By: DAVE C. SWALM
DAVE C. SWALM
Chairman of the Board
"TOC/TPC"

ATTEST:

LANELL COOKE

LANELL COOKE, Secretary
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